                                                                     EXHIBIT 4.5

                         PROVIDIAN FINANCIAL CORPORATION

                             WASHINGTON MUTUAL, INC.

                                       AND

                           NEW AMERICAN CAPITAL, INC.

                                       and

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

            (as successor trustee to Bank One Trust Company, N.A. and
                       The First National Bank of Chicago)

                                   as Trustee

                                   ----------

                          FIFTH SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER 1, 2005

                                   ----------

                 SUPPLEMENT TO INDENTURE DATED AS OF MAY 1, 1999

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1.  CAPITALIZED TERMS............................................     2

SECTION 2.  AMENDMENTS TO THE INDENTURE..................................     2

SECTION 3.  AMENDMENTS TO THE SECOND SUPPLEMENTAL INDENTURE..............    13

SECTION 4.  AMENDMENTS TO THE THIRD SUPPLEMENTAL INDENTURE...............    17

SECTION 5.  AMENDMENTS TO THE FOURTH SUPPLEMENTAL INDENTURE..............    24

SECTION 6.  ASSUMPTION AGREEMENT.........................................    33

SECTION 7.  RATIFICATION AND EFFECT......................................    33

SECTION 8.  GOVERNING LAW................................................    33

SECTION 9.  COUNTERPART ORIGINALS........................................    33

SECTION 10. THE TRUSTEE..................................................    33

THIS FIFTH SUPPLEMENTAL INDENTURE (this "FIFTH SUPPLEMENTAL INDENTURE"), dated as of October 1, 2005, is by and among Providian Financial Corporation, a Delaware corporation ("PROVIDIAN"), Washington Mutual, Inc., a Washington corporation ("WASHINGTON MUTUAL"), New American Capital, Inc., a Delaware corporation and a wholly owned subsidiary of Washington Mutual ("WM SUB"), and J.P. Morgan Trust Company, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture (as hereinafter defined) (the "TRUSTEE").

                                    RECITALS

WHEREAS, Providian and the Trustee (as successor in interest to Bank One Trust Company, N.A., which was successor in interest to The First National Bank of Chicago), are parties to an Indenture dated as of May 1, 1999 (as supplemented or amended from time to time, the "INDENTURE") providing for the issuance by Providian of securities from time to time;

WHEREAS, Providian and the Trustee executed and delivered a First Supplemental Indenture, dated as August 23, 2000 (the "FIRST SUPPLEMENTAL INDENTURE"), providing for the issuance of Providian's 3.25% Convertible Senior Notes due August 15, 2005, none of which notes are currently outstanding;

WHEREAS, Providian and the Trustee executed and delivered a Second Supplemental Indenture, dated as February 15, 2001 (the "SECOND SUPPLEMENTAL INDENTURE"), providing for the issuance of Providian's Zero Coupon Convertible Notes Due February 15, 2021;

WHEREAS, Providian and the Trustee executed and delivered a Third Supplemental Indenture, dated as May 27, 2003 (the "THIRD SUPPLEMENTAL INDENTURE"), providing for the issuance of Providian's 4% Convertible Senior Notes due May 15, 2008;

WHEREAS, Providian and the Trustee executed and delivered a Fourth Supplemental Indenture, dated as March 19, 2004 (the "FOURTH SUPPLEMENTAL INDENTURE"), providing for the issuance of Providian's 2-3/4% Convertible Cash to Accreting Senior Notes due March 15, 2016;

WHEREAS, pursuant to Section 901 of the Indenture, Providian and the Trustee may amend or supplement the Indenture to evidence the succession of another Person to Providian and the assumption by any such successor of the covenants of Providian therein and in the Securities and to make any provision with respect to matters arising under the Indenture that does not adversely affect the rights of the Holders of Securities of any series in any material respect;

WHEREAS, Providian has entered into a merger agreement with Washington Mutual and WM Sub, dated as of June 5, 2005 (as amended, the "MERGER AGREEMENT"), pursuant to which the parties thereto have agreed that, upon satisfaction of the conditions set forth in the Merger Agreement, Providian will merge with and into WM Sub, with WM Sub continuing as the surviving corporation (the "MERGER");

WHEREAS, Section 801 of the Indenture requires WM Sub to execute and deliver to the Trustee a supplemental indenture in connection with the Merger, and this Fifth Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 901 of the Indenture referred to above;

WHEREAS, Parent has agreed to fully and unconditionally guarantee the Company's obligations under the Indenture, as supplemented or amended from time to time, and the Securities, which guarantee is provided in this Fifth Supplemental Indenture;

WHEREAS, the execution and delivery of this Fifth Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Fifth Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. CAPITALIZED TERMS.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or in an applicable Supplemental Indenture, as the case may be. Unless the context otherwise requires, all references to the Indenture shall mean the Indenture as amended and supplemented hereby; all references to the First Supplemental Indenture shall mean the First Supplemental Indenture as amended and supplemented hereby; all references to the Second Supplemental Indenture shall mean the Second Supplemental Indenture as amended and supplemented hereby; all references to the Third Supplemental Indenture shall mean the Third Supplemental Indenture as amended and supplemented hereby; and all references to the Fourth Supplemental Indenture shall mean the Fourth Supplemental Indenture as amended and supplemented hereby.

SECTION 2. AMENDMENTS TO THE INDENTURE.

From and after the time at which the Merger becomes effective in accordance with the Delaware General Corporation Law (the "EFFECTIVE TIME"), Providian, Washington Mutual, WM Sub and the Trustee hereby agree as follows:

     (a)  Section 101 is amended to include the following definitions:

          "PARENT" means Washington Mutual, Inc., a Washington corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

          "PARENT BOARD OF DIRECTORS" means either the board of directors of Parent or any duly authorized committee of that board.

          "PARENT BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent to have been duly adopted by the Board of Directors of Parent and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                                                         Amendments to Indenture

          "PARENT OFFICERS' CERTIFICATE" means a certificate signed by the chairman of the board of directors, a vice chairman of the board of directors, the president or a Vice President, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of Parent, and delivered to the Trustee.

          "PARENT REQUEST" or "PARENT ORDER" means a written request or order signed in the name of Parent by the chairman of the board of directors, a vice chairman of the board of directors, the president or a Vice President, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, of Parent, and delivered to the Trustee.

          "WMB" means Washington Mutual Bank.

     (b) The following definitions in Section 101 of the Indenture are amended and restated in their entirety to read as follows:

          "COMPANY" means New American Capital, Inc. until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "VICE PRESIDENT" when used with respect to the Company, Parent or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     (c) The term "PNB" and its associated definition are hereby deleted from
Section 101.

     (d) The second paragraph of Section 103 is amended and restated as follows:

          "Any certificate or opinion of an officer of the Company or Parent may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or Parent, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or Parent, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous."

     (e) The fourth paragraph of Section 104 is amended by replacing the term "the Company" with "the Company or Parent".

     (f) Section 105 is amended and restated to read in its entirety as follows:

          "Notices, Etc., to Trustee, Company and Parent.

                                                         Amendments to Indenture

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder, the Company or Parent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
          Attention: Corporate Trust Administrator, or

          (2) the Company or Parent by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or Parent addressed to the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or Parent, as applicable."

     (g) Section 109 is amended and restated to read in its entirety as follows:

          "Successors and Assigns. All covenants and agreements in this Indenture by the Company or Parent shall bind each of their respective successors and assigns, whether so expressed or not."

     (h) Section 114 is hereby added to the Indenture, as follows:

          "Section 114 Company Actions or Rights. Any action or right reserved to or retained by the Company pursuant to this Indenture and/or the Securities may be taken by Parent without the consent of the Trustee or any Holder and Parent shall be entitled to execute any and all future documents and/or instruments in furtherance of any such action or right."

     (i) The first clause of the first sentence of the Form of Face of Security set forth in Section 202 is amended to read as follows:

          "New American Capital, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to),"

     (j) The first sentence of Section 203 is amended to read as follows:

          "This Security is one of a duly authorized issue of securities of the Company (herein called the "SECURITIES"), issued and to be issued in one or more series under an Indenture, dated as of _________ (herein called the "INDENTURE", which term shall have the meaning assigned to it in such instrument), between the Company, Parent, and __________, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Parent, the Trustee

                                                         Amendments to Indenture
          and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered."

     (k) The tenth paragraph of Section 203 is amended and restated to read as follows:

          "The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Parent and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, Parent and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or Parent with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security."

     (l) The sixteenth paragraph of Section 203 is amended and restated to read as follows:

          "Prior to due presentment of this Security for registration of transfer, the Company, Parent, the Trustee and any agent of the Company, Parent or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, Parent, the Trustee nor any such agent shall be affected by notice to the contrary."

     (m) Section 308 is amended and restated to read as follows:

          "Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, Parent, the Trustee and any agent of the Company, Parent or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, Parent, the Trustee nor any agent of the Company, Parent or the Trustee shall be affected by notice to the contrary."

     (n) Paragraph (5) of Section 501 is hereby amended and restated to read in their entirety as follows:

          "(5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or WMB for money borrowed, whether such

                                                         Amendments to Indenture
          indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness in principal amount in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such event of default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or"

     (o) Section 509 is amended by replacing the phrase "the Company" as it appears therein with "the Company, Parent".

     (p) Section 514 is amended and restated to read as follows:

          "Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by Parent, in any suit instituted by the Trustee, in any suit instituted by any Holder, or group of Holders, holding in the aggregate not less than 25% in principal amount of the Outstanding Securities of any series, or in any suit instituted by any Holder for the enforcement of the payment of the principal of and any premium and interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date)."

     (q) Paragraphs (2), (3) and (6) of Section 603 are amended and restated to read in their entirety as follows:

          "(2) any request or direction of the Company or Parent mentioned herein shall be sufficiently evidenced by a Company Request or Parent Request, as applicable, or Company Order or Parent Order, as applicable, and any resolution of the Board of Directors or the Parent Board of Directors shall be sufficiently evidenced by a Board Resolution or a Parent Board Resolution, as applicable;"

          "(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate or a Parent Officers' Certificate, as applicable;"

                                                         Amendments to Indenture

          "(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and Parent, personally or by agent or attorney;"

     (r) The portion of the first sentence of the second paragraph of Section 611 beginning with the words "In case" and ending with the words "deliver an indenture supplemental hereto" is amended and restated to read as follows:

          "In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, Parent, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto"

     (s) The third paragraph of Section 611 is amended by replacing the term "Company" with "Company and Parent".

     (t) Section 704 is amended by replacing the term "Company" with "Company and Parent".

     (u) The first paragraph of Section 901 is amended and restated to read in its entirety as follows:

          "Without the consent of any Holders, the Company, when authorized by a Board Resolution, Parent, when authorized by a Parent Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:"

     (v) Paragraphs (1) and (2) of Section 901 are amended and restated to read in their entirety as follows:

          "(1) to evidence the succession of another Person to the Company or Parent and the assumption by any such successor of the covenants of the Company or Parent, as applicable, herein and in the Securities; or"

          "(2) to add to the covenants of the Company or Parent for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or"

     (w) The first paragraph of Section 902 is amended and restated to read in its entirety as follows:

                                                         Amendments to Indenture

          "With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, Parent, when authorized by a Parent Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,"

     (x) Section 903 is amended and restated to read in its entirety as follows:

          "Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel, an Officer's Certificate and a Parent Officer's Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise."

     (y) Section 1005, Section 1008 and Section 1009 are amended by replacing the term "PNB" with the term "WMB" in every instance in which it appears in such sections.

     (z) Article XIV is hereby added to the Indenture, which Article XIV shall read in its entirety as follows:

                                  "ARTICLE XIV

                                    GUARANTEE

     Section 1401 Guarantee.

          (1) Subject to Section 1401(2) below, Parent hereby irrevocably and unconditionally guarantees (such guarantee being the "GUARANTEE") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture and the Securities hereunder, that: (i) the principal of, premium, if any, and interest on the Securities promptly will be paid in full when due, whether at the Maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Securities, if lawful, and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the

                                                         Amendments to Indenture
          same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, Parent shall be obligated to pay the same immediately. Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (2) It is the intention of Parent and the Company that the obligations of Parent hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of Parent by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, Parent was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of Parent under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          (3) Parent shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Parent pursuant to the provisions of the Guarantee or this Indenture; provided, however, that Parent shall not be entitled to enforce or exercise any right that it may acquire by way of subrogation as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee.

                                                         Amendments to Indenture

     Section 1402. Payment. the obligation of Parent to make any payment hereunder may be satisfied by causing the Company to make such payment.

     Section 1403 Release of Parent. Parent shall be released from all of its obligations under the Guarantee and under this Indenture if:

          (1) the Company or Parent has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture and:

               (A) the corporation to whom all or substantially all of the properties and assets of the Company or Parent are transferred, or whom the Company or Parent has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under the Guarantee and this Indenture;

               (B) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

               (C) Parent has delivered to the Trustee a Parent Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 1403 and that all conditions precedent herein provided for relating to such transaction have been complied with;

          (2) Parent liquidates (other than pursuant to any Bankruptcy Law) and complies, if applicable, with the provisions of this Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of Parent upon such liquidation, Parent shall liquidate only if:

               (A) the Person and each such Affiliate (or the common corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly owned by such parent) which acquire or will acquire all or a portion of the assets of Parent shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent, under the Guarantee and this Indenture and such Person or any of such Affiliates (or such parent) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

               (B) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of

                                                         Amendments to Indenture
                    time or both, would become an Event of Default, shall have occurred and be continuing; and

               (C) Parent has delivered to the Trustee a Parent Officers' Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 1403 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

          (3) the Company ceases for any reason to be a "wholly owned subsidiary" of Parent (as such term is defined in Rule 1-02(aa) of the Regulation S-X promulgated by the SEC).

     Upon any assumption of the Guarantee by any Person pursuant to this Section 1403, such Person may exercise every right and power of Parent under this Indenture with the same effect as if such successor corporation had been named as Parent herein, and all the obligations of Parent, hereunder and under the Guarantee shall terminate.

     Section 1404 When Parent May Merge, Etc. Parent shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis) to another Person, and may not permit any Person to, directly or indirectly, sell, lease or convey all or substantially all of its assets to Parent, whether in a single transaction or a series of related transactions, unless:

          (1) either Parent shall be the continuing person, or the Person (if other than Parent) formed by such consolidation or into or with which Parent is merged or to which the assets of Parent are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under the Guarantee and this Indenture;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) Parent has delivered to the Trustee a Parent Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section 1404 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Upon any consolidation or merger, or any sale, conveyance or lease of all or substantially all of the assets of Parent, in accordance with this Section 1404, the successor corporation formed by such consolidation or into or with which Parent is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Indenture with the same effect as if such successor corporation had been named as

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                                      -11-

Parent herein, and all the obligations of the predecessor Parent hereunder and under the Guarantee and the Indenture shall terminate."

                                                         Amendments to Indenture

SECTION 3. AMENDMENTS TO THE SECOND SUPPLEMENTAL INDENTURE.

From and after the Effective Time, Providian, Washington Mutual, WM Sub and the Trustee hereby agree to the following modifications and additions to the Second Supplemental Indenture (all Section references in this Section 3 are deemed to refer to the applicable sections in the Second Supplemental Indenture, unless otherwise specifically indicated).

     (a) Section 1.02 is amended and restated as follows:

          "Form of Notes. The definitive form of the Notes originally issued under this Supplemental Indenture is set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The terms of this Supplemental Indenture, as amended, shall be deemed to amend the terms set forth in such definitive form of Notes. The Stated Maturity of the principal amount at maturity of the Notes or, in the event of conversion of the Notes to semiannual coupon Notes, the Restated Principal Amount, shall be February 15, 2021."

     (b) Section 1.10 is amended to include the following definitions:

          "COMPANY" means New American Capital, Inc., and, subject to the provisions of Section 801 of the Indenture, shall include its successors and assigns.

          "PARENT SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Parent or by one or more other Parent Subsidiaries, or by Parent and one or more other Parent Subsidiaries.

     (c) The following definitions in Section 1.10 are amended and restated in their entirety to read as follows:

          "ACCRETED CONVERSION PRICE" as of any day means, per $1,000 principal amount at maturity, the sum of the Issue Price plus accrued Original Issue Discount to the date of determination, minus the Cash Portion of the Conversion Rate, with such result divided by the Stock Portion of the Conversion Rate. If the Notes have been converted to semiannual coupon Notes following a Tax Event, then Accreted Conversion Price shall mean the sum of the Issue Price plus such Original Issue Discount as would have accrued to the date of determination if the Notes had not been converted to semiannual coupon Notes, minus the Cash Portion of the Conversion Rate, with such result divided by the Stock Portion of the Conversion Rate.

          "COMMON STOCK" means the Common Stock of Parent, no par value per share.

     (d) The first sentence of Section 2.01 is amended and restated in its entirety as follows:

          "Subject to and upon compliance with the provisions of this Article 2, at the option of the Holder thereof, any Note or any portion of the principal amount at maturity thereof which is $1,000 or an integral multiple $1,000, and which has not

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                                      -13-
          previously been redeemed pursuant to Article 4 hereof or purchased pursuant to Article 5 hereof, may be converted into fully paid and nonassessable shares of Common Stock and cash at any time following the issuance of the Notes and prior to the close of business on February 15, 2021."

     (e) Section 2.01(a) is amended and restated in its entirety as follows:

          "Except as provided for in Section 2.01(b) below, if the Sale Price on at least 20 Trading Days of the 30 Trading Days prior to the conversion is (i) less than 100% of the Accreted Conversion Price, then the Holder electing to exercise its conversion right on that date will receive, in lieu of the Default Conversion Consideration (as defined below), cash in an amount, per $1,000 principal amount at maturity of the Notes surrendered for conversion, equal to (A) 95% of the product of the Stock Portion of the Conversion Rate and such Sale Price on the Trading Day immediately preceding the conversion date plus (B) the Cash Portion, (ii) greater than or equal to 100% of the Accreted Conversion Price but less than 110% of the Accreted Conversion Price, the Holder will receive, in lieu of the Default Conversion Consideration, cash in an amount, per $1,000 principal amount at maturity of the Notes surrendered for conversion, equal to the sum of the Issue Price of the Notes plus accrued Original Issue Discount to the date of conversion, or (iii) greater than or equal to 110% of the Accreted Conversion Price, the Holder will receive, per $1,000 principal amount at maturity of the Notes surrendered for conversion, a number of shares of Common Stock equal to the Stock Portion of the Conversion Rate and cash in the amount of the Cash Portion of the Conversion Rate (the "DEFAULT CONVERSION CONSIDERATION"). For the purposes of this Section 2.01(a), the Sale Price during the 30 Trading Days prior to the conversion shall be appropriately adjusted in a manner determined by the Board of Directors (which shall be conclusive) to take into account the occurrence of any event described in Section 2.05(a), (b) or (c), subject to the conditions set forth in Sections 2.05(d) and (e)."

     (f) Section 2.01(b)(i) is amended and restated as follows:

          "if the Notes being surrendered for conversion have been previously called for redemption but not yet redeemed by the Company pursuant to
          Section 4.01 hereof, then the Holder will receive, per $1,000 principal amount at maturity of the Notes surrendered for conversion, the Default Conversion Consideration."

     (g) Section 2.01(b)(ii) is amended by replacing, in the first sentence thereof, the word "Company" with "Company or Parent" and by replacing the term "Company's Common Stock" with the term "Common Stock".

     (h) Section 2.01(b)(ii)(A) is amended and restated as follows:

          "(A) during the period beginning 15 days prior to the anticipated effective date of such transaction and ending immediately prior to the effective time of such

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                                      -14-
          transaction, a Holder will receive, per $1,000 principal amount at maturity of the Notes surrendered for conversion, the Default Conversion Consideration."

     (i) The second sentence of Section 2.01(b)(iii) is amended and restated as follows:

          "In such instance, a Holder will receive, per $1,000 principal amount at maturity of any Notes surrendered for conversion, (A) a number of shares of Common Stock equal to the Stock Portion of the Conversion Rate and (B) a number of shares of Common Stock equal to the Cash Portion of the Conversion Rate divided by the Sale Price on the Trading Day immediately preceding the conversion date."

     (j) Section 2.01(b)(iv) is amended and restated as follows:

          "for calculation purposes as required by certain provisions of this Second Supplemental Indenture, the number of shares of Common Stock, cash or other value a Holder would have received if such Holder had converted the Notes as of that date, per $1,000 principal amount at maturity of such Holder's Notes being considered, shall be equal to the Stock Portion and the Cash Portion of the Conversion Rate applicable on such date."

     (k) The last sentence of Section 2.01(b) is amended and restated as follows:

          "If the Company calls a Note for redemption, a Holder may convert a
          Note into the Default Conversion Consideration only until the close of business on the redemption date, unless the Company defaults on payment of the Redemption Price."

     (l) Section 2.02 is amended and restated as follows:

          "Conversion Rate. Shares of Common Stock and cash shall be delivered upon conversion at a rate of (i) 2.4927 shares of Common Stock (the "Stock Portion") and (ii) $12.4483 in cash (the "Cash Portion") for each $1,000 principal amount at maturity of Notes converted (the "Conversion Rate"). The Conversion Rate shall be adjusted in certain instances as provided in Section 2.05 hereof. However, the Conversion Rate will not be adjusted for accrued Original Issue Discount. All calculations under this Article 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be."

     (m) Section 2.03 is amended by replacing, in the first sentence, the address "14 Wall Street, 8th Floor, New York, New York 10005, Attn: Corporate Trust Administration," with "JP Morgan Trust Company, N.A., Institutional Trust Services, P.O. Box 2320, Dallas, TX 75221-2320, if delivered by mail, or JP Morgan Chase Bank, Institutional Trust Securities Window, 4 New York Plaza - 1st Floor, New York, NY 10004-2413, if delivered by hand," and by amending and restating the last sentence of such section as follows:

          "As promptly as practicable on or after the conversion date, the Company or Parent shall deliver to the Trustee at its Corporate Trust Office a certificate or

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                                      -15-
          certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of an fraction of a share thereof, as provided in Section 2.04 hereof, and cash in the amount payable upon conversion, and the Trustee shall forward such certificate or certificates and such payment to the addresses set forth in the written notices sent to the Company by the Holders electing to convert their Notes."

     (n) Section 2.05 is amended by replacing, in the third paragraph, the term "Board of Directors" with the term "Parent Board of Directors".

     (o) Section 2.05(a) is amended by replacing the term "the Company" with "Parent" in every instance in which it appears therein and by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in every instance in which it appears therein.

     (p) Sections 2.05(b) and 2.05(c) are amended by replacing the term "the Company" with "Parent" and the term "Board of Directors" with "Parent Board of Directors" in every instance in which either appears therein and by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in every instance in which it appears therein.

     (q) Section 2.05(d) is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" where it appears therein.

     (r) Section 2.05(e) is amended by replacing the term "the Board of Directors" with "Parent Board of Directors" and by replacing, in the last sentence of the first paragraph, the term "a Company plan" with the term "a Parent plan".

     (s) Section 2.05(f) is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" where it appears therein.

     (t) Section 2.05(g) is amended by replacing the term "Conversion Rate" with "Stock Portion or Cash Portion of the Conversion Rate" in each instance in which it appears therein.

     (u) Section 2.06 is amended by replacing the term "the Company" with "the Company or Parent" and the term "the Company's" with "the Company's or Parent's" in every instance which either appears therein.

     (v) Section 2.07 is amended and restated as follows:

          "Notice of Certain Corporate Action. In case: (a) Parent shall declare a dividend or make any other distribution that would require any adjustment pursuant to Section 2.05 hereof; or (b) Parent shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (c) of any reclassification of the Common Stock, or of any consolidation or merger to which the Company or Parent is a party and for which approval of any stockholders of Parent is required, or a consolidation, merger or share exchange described in Section 2.01(b)(ii), then the Company and Parent shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 2.03

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                                      -16-
          hereof, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the register for the Securities, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice (which notice shall also be sent by release to Reuters Economic Services and Bloomberg Business News) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger or share exchange is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger or share exchange. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (c) of this Section 2.07. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 305 of the Indenture, and shall cause to be provided to all Holders in accordance with Section 106 of the Indenture, notice of any tender offer by Parent or any Parent Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally."

     (w) Section 2.08 is amended by replacing the terms "Company" and "The Company" with "Parent" in each instance where either such term appears.

     (x) Section 2.10 is amended by replacing the terms "The Company" and "the Company" with "Parent" in every instance in which they appear.

     (y) Section 5.01(f) is amended and restated as follows:

          "The Company may, at the Company's option, elect to pay all or a portion of the Purchase Price of the Notes in shares of Common Stock. The number of shares of Common Stock to be delivered by Parent in the event of such election shall equal the quotient obtained by dividing
          (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

          Parent will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash in lieu of fractional shares in an amount equal to the same fraction of the Market Price per share of Common Stock. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased."

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                                      -17-

     (z) Section 5.01(g) is amended and restated as follows:

          "Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount at maturity of Notes pursuant to this Section 5.01, the Company or Parent will publish such information on Parent's web site on the World Wide Web or through such other public medium as the Company or Parent may use at such time."

     (aa) Section 5.01(h)(v) is amended and restated as follows:

          "the receipt by the Trustee of an Officers' Certificate, a Parent Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the Common Stock to be issued by Parent in payment of the Purchase Price in respect of Notes has been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of the Parent Officers' Certificate, stating that the condition (i) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of the Officers' Certificate, stating that the condition (ii) above has been satisfied, and, in the case of the Opinion of Counsel, stating that the conditions (iii) and (iv) above have been satisfied."

     (bb) The second to last paragraph of Section 5.01(h) is amended by replacing the term "Such Officers' Certificate" with "Such Parent Officers' Certificate and Officers' Certificate".

     (cc) Section 5.01(i) is amended by replacing the term "The Company" with "The Company and Parent".

     (dd) Section 5.01(j) is amended by replacing the first three words of such section ("The Company shall") with "The Company or Parent, as applicable, shall".

     (ee) Section 5.02(f) is amended by replacing the term "The Company" with "The Company and Parent".

     (ff) Sections 5.03(a)(i)-(iv) are amended and restated as follows:

          "(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than, in the case of the Company, Parent, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company or Parent;

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                                      -18-

          (ii) the Company or Parent consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company or Parent is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation, and (B) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the surviving or transferee corporation;

          (iii) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors or Parent Board of Directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company or Parent, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or Parent Board of Directors then in office; or

          (iv) the Company or Parent is liquidated or dissolved or adopts a plan of liquidation;"

     (gg) Section 6.01(c) is amended by replacing the term "The Company" with "The Company or Parent".

                                     Amendments to Second Supplemental Indenture

SECTION 4. AMENDMENTS TO THE THIRD SUPPLEMENTAL INDENTURE.

From and after the Effective Time, Providian, Washington Mutual, WM Sub and the Trustee hereby agree to the following modifications and additions to the Third Supplemental Indenture (all Section references in this Section 4 are deemed to refer to the applicable sections in the Third Supplemental Indenture, unless otherwise specifically indicated).

     (a)  Section 1.02 is amended and restated as follows:

          "Form of Notes. The definitive form of the Notes originally issued under this Supplemental Indenture is set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The terms of this Supplemental Indenture, as amended, shall be deemed to amend the terms set forth in such definitive form of Notes. The Stated Maturity of the principal amount at maturity of the Notes shall be May 15, 2008."

     (b)  Section 1.11 is amended to include the following definitions:

          "MERGER EFFECTIVE TIME" means the time at which the Merger became effective in accordance with the Delaware General Corporation Law.

          "MERGER" means the merger of Providian Financial Corporation with and into New American Capital, Inc., pursuant to that certain merger agreement, dated as of June 5, 2005, among Providian Financial Corporation, New American Capital, Inc. and Washington Mutual, Inc., as amended or supplemented from time to time.

          "PARENT SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Parent or by one or more other Parent Subsidiaries, or by Parent and one or more other Parent Subsidiaries.

     (c) The following definitions in Section 1.11 are amended and restated in their entirety to read as follows:

          "COMMON STOCK" means any stock of any class of Parent which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which is not subject to redemption by Parent. Subject to the provisions of Section 2.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of Parent at the Merger Effective Time (namely, the Common Stock, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which are not subject to redemption by Parent; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to

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                                      -20-
          the total number of shares of all such classes resulting from all such reclassifications.

          "COMPANY" means New American Capital, Inc., and, subject to the provisions of Section 801 of the Indenture and Section 2.06, shall include its successors and assigns.

          "CONVERSION PRICE" as of any day means the amount equal to $1,000, minus the Cash Portion of the Conversion Rate, with the result thereof divided by the Stock Portion of the Conversion Rate.

          "TRADING PRICE" means, on any date, the average of the secondary market bid quotations for the Notes obtained by the Trustee for $10,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate.

     (d) The first sentence of Section 2.01(a) is amended and restated in its entirety to read as follows:

          "Subject to and upon compliance with the provisions of this Indenture, before the close of business on May 15, 2008, the Holder of any Note shall have the right, at such Holder's option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) and cash equal to the Stock Portion and the Cash Portion, respectively, of the Conversion Rate in effect at such time (the "Default Conversion Consideration"), by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 2.01 and in the manner described in Section 2.02."

     (e) Section 2.01(a)(iii) is amended and restated in its entirety to read as follows:

          "during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes for each day of such five Trading Day period was less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate; provided that if on the date of any conversion pursuant to this clause (iii) the Closing Price of

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

          the Common Stock is greater than the Conversion Price, a Holder shall receive, in lieu of the Default Conversion Consideration, cash or Common Stock or a combination of cash or Common Stock, at the Company's option, with a value equal to the principal amount of the Holders' Notes plus accrued and unpaid interest, including contingent interest, if any, as of the conversion date (a "Principal Value Conversion");

     (f) The second to last paragraph of Section 2.01(a) is amended by replacing the term "Company's web site" with "Parent's web site".

     (g) The last paragraph of Section 2.01(a) is amended and restated in its entirety to read as follows:

          "The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price of the Notes under this Section 2.01 unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it, on or prior to 12:00 noon (New York City time) on any Trading Day, with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate.

     (h) Section 2.01(b) is amended and restated in its entirety to read as follows:

          "In addition, if:

          (i) (A) Parent distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Price of the Common Stock for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by Parent, or (B) Parent distributes to all holders of its Common Stock, cash or other assets, debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 5% of the Closing Price of the Common Stock on the Trading Day immediately preceding the date such distribution is first publicly announced by Parent, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 20 days prior to the commencement of ex-dividend trading for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the commencement of

                                      Amendments to Third Supplemental Indenture
          ex-dividend trading or the date Parent publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Rate or the ability of a Holder of a Note to convert will be made if the Holder will otherwise participate in such distribution without conversion; or

          (ii) the Company or Parent consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, then the Notes may be surrendered for conversion at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the consummation of the transaction. The Board of Directors or Parent Board of Directors, as applicable, shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Company and posted on the Parent's web site not later than two Business Days prior to such 15th day prior to the effective date of the transaction."

     (i) The last sentence of Section 2.02(c) is amended and restated as follows:

          "If the Company elects to deliver Common Stock to pay any portion of such principal amount plus accrued and unpaid interest, Company or Parent will deliver such Common Stock on the fourth Trading Day following the conversion date."

     (j) Section 2.02(d) is amended and restated as follows:

          "As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), Company or Parent shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 1002 of the Indenture, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 2 and the Company will deliver a check or cash in respect of, if applicable, the Cash Portion deliverable upon the conversion and any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 2.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note."

                                      Amendments to Third Supplemental Indenture

     (k) Section 2.02(e) is amended by replacing the words "the Company" as they appear therein with the word "Parent".

     (l) Section 2.02(g) is amended and restated as follows:

          "Upon the conversion of a Note, that portion of the accrued but unpaid interest, including accrued contingent interest, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock and cash and the payment of contingent interest, if any, together with any cash payment in lieu of fractional shares, in exchange for the Note being converted pursuant to the provisions hereof; and the Fair Market Value of such shares of Common Stock and cash and the payment of contingent interest, if any, together with any such cash payment in lieu of fractional shares, shall be treated as delivered, to the extent thereof, first in exchange for and in satisfaction of our obligation to pay the principal amount of the converted Note, the accrued but unpaid interest thereon, if any, and the contingent interest thereon, if any, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payments) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof."

     (m) The second to last sentence of Section 2.03 is amended and restated as follows:

          "If any fractional share of stock would be issuable upon the conversion of any Note or Notes, Parent shall not issue such fractional share and the Company shall make an adjustment and payment will be made therefor by the Company in cash at the current market price thereof to the Holder of Notes."

     (n) Section 2.04 is amended and restated in its entirety as follows:

          "Conversion Rate. Shares of Common Stock and cash shall be delivered upon conversion at a rate of (i) 30.7888 shares of Common Stock (the "Stock Portion") and (ii) $153.7553 in cash (the "Cash Portion") for each $1,000 principal amount of Notes converted (the "Conversion Rate"), subject to adjustment as provided in this Article 2.

     (o) Section 2.05(a) is amended by replacing the term "the Company" with the word "Parent" in each instance where such term appears, by replacing the term "the Company's" with "Parent's" in each instance where such term appears, and by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears.

     (p) Section 2.05(b) is amended by replacing the term "the Company" with the word "Parent" in each instance where such term appears, replacing the term "the Company's" with "Parent's" in each instance where such term appears, by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears and by replacing the term "Board of Directors" with the term "Parent Board of Directors" in the last sentence of Section 2.05(b).

                                      Amendments to Third Supplemental Indenture

     (q) Section 2.05(c) is amended by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears.

     (r) Section 2.05(d) is amended by replacing the term "the Company" with "Parent" in every instance in which it appears, by replacing the term "Subsidiary" appearing in the first sentence of the section with the term "Parent Subsidiary", by replacing the terms "Company's Board of Directors" and "Board of Directors" with the term "Parent Board of Directors" in every instance in which they appear, by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears, and by replacing the phrase "Rights Agreement, dated as of June 1, 1997, between the Company and First Chicago Trust Company of New York, as amended by Amendment No. 1 to Rights Agreement dated February 17, 1999", with the phrase "Rights Agreement, dated as of December 20, 2000, between Washington Mutual and Mellon Investor Services L.L.C., as amended and supplemented from time to time".

     (s) Section 2.05(e) is amended by replacing the term "the Company" with "Parent" in every instance in which it appears and by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears.

     (t) Section 2.05(f) is amended by replacing the term "the Company" with "Parent" in every instance in which it appears, by replacing the term "Subsidiary" appearing in the first sentence of the section with the term "Parent Subsidiary," by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears and by replacing the term "Board of Directors" with the term "Parent Board of Directors" in every instance in which it appears.

     (u) Sections 2.05(g)(i) and (iii) are amended by replacing the term "Board of Directors" with the term "Parent Board of Directors" in every instance in which it appears.

     (v) The first paragraph of Section 2.05(h) is amended by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears.

     (w) The second paragraph of Section 2.05(h) is amended by replacing the term "Conversion Rate" with the term "Stock Portion or Cash Portion of the Conversion Rate" in each instance where such term appears.

     (x) Section 2.05(i) is amended by replacing the term "Conversion Rate" with the term "Stock Portion of the Conversion Rate" in each instance where such term appears and by replacing the word "Company" and the term "the Company" with "Parent" in the third and fourth sentences thereof

     (y) Section 2.05(k) is amended by replacing the term "the Company" with "the Company or Parent, as applicable".

     (z) Section 2.05(l) is amended by replacing the term "the Company" with "Parent" in every instance in which it appears.

                                      Amendments to Third Supplemental Indenture

     (aa) The first paragraph of Section 2.06 is amended and restated as follows:

          "If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 2.05(c) applies), (ii) any consolidation, merger or combination of the Company or Parent with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company or Parent to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or Parent or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock and cash issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 2.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2."

     (bb) Section 2.07 is amended and restated as follows:

          "Taxes On Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. Neither the

                                      Amendments to Third Supplemental Indenture

          Company nor Parent, however, shall be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and neither the Company nor Parent shall be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to Parent the amount of such tax or shall have established to the satisfaction of Parent that such tax has been paid."

     (cc) Section 2.08 is amended by replacing the terms "the Company" and "The Company" with "Parent" in every instance where either appears.

     (dd) The third and fourth sentences of Section 2.09 are amended and restated as follows:

          "Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company or Parent to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company or Parent contained in this Article 2. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 2.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 2.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Opinion of Counsel, Officers' Certificate and Parent Officers' Certificate (which the Company and Parent, as applicable, shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto."

     (ee) Section 2.10 is amended and restated as follows:

          "Notice To Holders Prior To Certain Actions. In case:

               (a) Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.05; or

               (b) Parent shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

               (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company or Parent is a party and for which approval of any stockholders of Parent is required,

                                      Amendments to Third Supplemental Indenture
                    or of the sale or transfer of all or substantially all of the assets of the Company or Parent; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or Parent;

          the Company and Parent shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at its address appearing on the Security Register provided for in Section 305 of the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up."

     (ff) Section 3.01(e) is amended and restated as follows:

          "In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 2.06 applies, in which the Common Stock of Parent is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by Parent, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying, as necessary, the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.01 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if

                                      Amendments to Third Supplemental Indenture
          different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of Parent)."

     (gg) Section 3.01(f) is amended by replacing the term "The Company" with the term "The Company and Parent".

                                      Amendments to Third Supplemental Indenture

SECTION 5. AMENDMENTS TO THE FOURTH SUPPLEMENTAL INDENTURE.

From and after the Effective Time, Providian, Washington Mutual, WM Sub and the Trustee hereby agree to the following modifications and additions to the Fourth Supplemental Indenture (all Section references in this Section 5 are deemed to refer to the applicable sections in the Fourth Supplemental Indenture, unless otherwise specifically indicated).

     (a) Section 1.02 is amended and restated as follows:

          "Form Of Notes. The definitive form of the Notes originally issued under this Supplemental Indenture is set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The terms of this Supplemental Indenture, as amended, shall be deemed to amend the terms set forth in such definitive form of Notes. The Stated Maturity of the Accreted Principal Amount (as defined below) of the Notes shall be March 15, 2016."

     (b) Section 1.12 is amended to include the following definitions:

          "MERGER EFFECTIVE TIME" means the time at which the Merger became effective in accordance with the Delaware General Corporation Law.

          "MERGER" means the merger of Providian Financial Corporation pursuant to that certain merger agreement, dated as of June 5, 2005, among Providian Financial Corporation, New American Capital, Inc. and Washington Mutual, Inc., as amended or supplemented from time to time.

          "PARENT SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Parent or by one or more other Parent Subsidiaries, or by Parent and one or more other Parent Subsidiaries.

     (c) The following definitions in Section 1.12 are amended and restated in their entirety to read as follows:

          "COMMON STOCK" means any stock of any class of Parent which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which is not subject to redemption by Parent. Subject to the provisions of Section 3.06 and Section 2.01(c), however, shares issuable on conversion of Notes or otherwise issuable under the Fourth Supplemental Indenture shall include only shares of the class designated as common stock of Parent at the Merger Effective Time (namely, the Common Stock, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which are not subject to redemption by Parent; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to

                                     Amendments to Fourth Supplemental Indenture
          the total number of shares of all such classes resulting from all such reclassifications.

          "COMPANY" means New American Capital, Inc., and, subject to the provisions of Section 801 of the Indenture and Section 3.06, shall include its successors and assigns.

          "CONVERSION PRICE" as of any day means the amount equal to the Accreted Principal Amount per $1,000 original principal amount of Notes, minus the Cash Portion of the Conversion Rate, with the result thereof divided by the Stock Portion of the Conversion Rate then in effect.

          "FUNDAMENTAL CHANGE" means the occurrence of any transaction, series of related transactions or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which (A) more than 50% of the Common Stock or other capital stock or equity or voting interests in Parent or the Company is exchanged for, converted into, acquired for or constitutes the right to receive cash, securities or other property, or the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market, or (B) either the Company or Parent sells or otherwise disposes of all or substantially all of its, and its Subsidiaries' or Parent Subsidiaries', respectively, assets, properties or businesses, taken as a whole.

          "TRADING PRICE" means, on any date, the trading price per $1,000 original principal amount of the Notes on such date, as determined by the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 original principal amount of Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 original principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 original principal amount of Notes shall be deemed to be less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate.

     (d) The last sentence of Section 2.01(a) is amended and restated to read as follows:

          "The Make Whole Premium will be paid on the Fundamental Change Repurchase Date in shares of Common Stock as described below."

                                     Amendments to Fourth Supplemental Indenture

     (e) The Additional Premium Table set forth in Section 2.01(b)(iii) is replaced in its entirety as follows:

                                             STOCK PRICE
                 ---------------------------------------------------------------------
EFFECTIVE DATE   $26.07   $28.89   $31.11   $33.33   $35.56   $38.89   $44.44   $50.00
--------------   ------   ------   ------   ------   ------   ------   ------   ------
March 15, 2005    0.0%     3.9%     8.2%     12.8%    17.4%    21.7%    19.5%    17.8%
March 15, 2006    0.0%     2.6%     6.9%     11.2%    15.7%    20.0%    17.5%    15.8%
March 15, 2007    0.0%     1.7%     5.6%      9.8%    14.2%    18.2%    15.6%    13.7%
March 15, 2008    0.0%     0.8%     4.4%      8.3%    12.5%    16.2%    13.4%    11.4%
March 15, 2009    0.0%     0.0%     3.0%      6.5%    10.3%    13.7%    10.6%     8.4%
March 15, 2010    0.0%     0.0%     1.3%      4.2%     7.4%    10.3%     6.8%     4.7%
March 15, 2011    0.0%     0.0%     0.0%      0.0%     0.0%     0.0%     0.0%     0.0%

                                         STOCK PRICE
                 --------------------------------------------------------------
EFFECTIVE DATE   $55.56   $61.11   $66.67   $77.78   $88.89   $111.11   $222.22
--------------   ------   ------   ------   ------   ------   -------   -------
March 15, 2005    16.3%    15.2%    14.2%    12.7%    11.6%     9.9%      0.0%
March 15, 2006    14.3%    13.2%    12.2%    10.8%     9.8%     8.4%      0.0%
March 15, 2007    12.2%    11.1%    10.2%     8.9%     8.0%     6.8%      0.0%
March 15, 2008     9.9%     8.8%     7.9%     6.8%     6.1%     5.2%      0.0%
March 15, 2009     7.0%     6.0%     5.3%     4.5%     4.1%     3.6%      0.0%
March 15, 2010     3.5%     2.9%     2.5%     2.2%     2.0%     1.9%      0.0%
March 15, 2011     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%      0.0%

     (f) Section 2.01(b)(iv) is amended and restated as follows:

          " "MAKE WHOLE PREMIUM" means the amount per $1,000 original principal amount of Notes equal to:

               (A)  If the Effective Date is on or after March 15, 2011, $0;

               (B) If the Stock Price is less than $26.07 (subject to adjustment pursuant to Section 2.02 (the "STOCK PRICE THRESHOLD"), $0; and

               (C) If the Stock Price is more than $222.22 (subject to adjustment pursuant to Section 2.02) (the "STOCK PRICE CAP"), $0; and

               (D)  Otherwise, the dollar amount equal to

                    (1) the sum of one percent (1%) and the Additional Premium, times

                    (2)  $1,000.

          For example, if the Stock Price were $33.33 and the Effective Date were March 15, 2010, the Additional Premium would be 4.2% and the Make Whole Premium would be $52.00."

     (g) The last paragraph of Section 2.01(d) is amended by replacing the term "Company's web site" with "Parent's web site" where it appears therein.

     (h) The first sentence of Section 2.01(e) is amended by replacing the term "the Company" with "the Company or Parent" in each instance in which it appears.

     (i) Section 2.02 is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears therein.

     (j) Section 2.03 is amended by replacing the term "the Company" with "the Company or Parent".

     (k) The first sentence of Section 3.01(a) is amended and restated in its entirety to read as follows:

                                     Amendments to Fourth Supplemental Indenture

          "Subject to and upon compliance with the provisions of this Indenture, prior to March 15, 2016, the Holder of any Note shall have the right, at such Holder's option, to convert the original principal amount of the Note, or any portion of such original principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) and cash equal to the Stock Portion and the Cash Portion, respectively, of the Conversion Rate in effect at such time (the "Default Conversion Consideration"), by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 3.01 and in the manner described in Section 3.02."

     (l) Section 3.01(a)(i) is amended by replacing the figure "$20.41" with the figure "$45.36".

     (m) Section 3.01(a)(iii) is amended and restated in its entirety to read as follows:

          "during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 original principal amount of Notes for each day of such five Trading Day period was less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus
          (2) the Cash Portion of the Conversion Rate; provided that if on the date of any conversion pursuant to this clause (iii) the Closing Price of the Common Stock is greater than the Conversion Price, a Holder shall receive, in lieu of the Default Conversion Consideration, cash or Common Stock or a combination of cash or Common Stock, at the Company's option, with a value equal to the Accreted Principal Amount of the Holders' Notes plus accrued and unpaid interest, including contingent interest, if any, as of the conversion date (such amount, the "Principal Value Conversion Amount", and such conversion, a "Principal Value Conversion");

     (n) Section 3.01(a)(vii) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears.

     (o) The second to last paragraph of Section 3.01(a) is amended by replacing the reference to "the Company's web site" with "Parent's web site".

     (p) The last paragraph of Section 3.01(a) is amended and restated as follows:

          "The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price of the Notes under this Section 3.01 unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it, on or prior to 12:00 noon (New York City time) on any Trading Day, with reasonable evidence that the Trading Price per $1,000 original principal amount of Notes would be less than 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate. If such evidence is provided, the Company shall instruct the

                                     Amendments to Fourth Supplemental Indenture

          Trustee (or other conversion agent) to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the sum of (1) the product of the Closing Price of the Common Stock and the Stock Portion of the Conversion Rate plus (2) the Cash Portion of the Conversion Rate."

     (q) The second to last sentence of Section 3.01(c) is amended and restated as follows:

          "Concurrently with the mailing of such notice, the Company or Parent shall issue a press release with the information contained in such notice, the form and content of which press release shall be determined by the Company in its sole discretion, and the Company shall also publish such information on Parent's web site."

     (r) The last sentence of Section 3.02(c) is amended and restated as follows:

          "If the Company elects to deliver Common Stock to pay any portion of such Principal Value Conversion Amount, Parent will deliver such Common Stock on the fourth Trading Day following the conversion date."

     (s) The portion of the first sentence of Section 3.02(d) beginning "As promptly as practicable" and ending with "at the office or agency" is amended and restated as follows:

          "As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company or Parent shall issue and shall deliver to such Holder at the office or agency".

     (t) Section 3.02(d)(i) is amended and restated as follows:

          "(i)(A) a certificate or certificates for the number of full shares of Common Stock issuable as the Stock Portion upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 3 (or, in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 3.01(a)(vi) on or after the record date for receiving distributions in connection with the Fundamental Change, or if earlier, the Effective Time of the Fundamental Change, the kind and amount of cash, securities and other assets or property which the Holder would have received if it had held the number of shares of Common Stock issuable as the Stock Portion of the Conversion Rate upon the conversion of such Note or portion thereof prior to such record date or Effective Time) and (B) cash in the amount of the Cash Portion payable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this
          Article 3;"

     (u) Section 3.02(g) is amended and restated as follows:

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                                      -34-

          "Upon the conversion of a Note, that portion of the Accreted Principal Amount and accrued but unpaid interest, including contingent interest, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock and cash, together, in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 3.01(a)(vi) or in connection with a redemption pursuant to Section 3.01(a)(iv), with any cash payment of accrued but unpaid interest, including contingent interest, if any, on Notes converted, and in each case, with cash in lieu of fractional shares, in exchange for the Note being converted pursuant to the provisions hereof; and the Fair Market Value of such shares of Common Stock and cash together, in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 3.01(a)(vi) or in connection with a redemption pursuant to Section 3.01(a)(iv), with any such cash payment of accrued but unpaid interest, including contingent interest, if any, on Notes converted, and in each case, with any such cash payment in lieu of fractional shares, shall be treated as delivered, to the extent thereof, first in exchange for and in satisfaction of our obligation to pay the Accreted Principal Amount of the converted Note, the accrued but unpaid interest thereon, if any, and the contingent interest thereon, if any, and the balance, if any, of such Fair Market Value of such Common Stock (and any such payments) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof. Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to Section 3.01(a)(vi), such Notes shall continue to represent the right to receive the Make Whole Premium, if any, payable pursuant to Article 2 until such Make Whole Premium is so paid."

     (v) The second to last sentence of Section 3.03 is amended and restated as follows:

          "If any fractional share of stock would be issuable upon the conversion of any Note or Notes, Parent shall not issue such fractional share and the Company shall make an adjustment and payment therefor will be made by Parent or the Company in cash at the current market price thereof to the Holder of Notes."

     (w) Section 3.04 is amended and restated as follows:

          "Conversion Rate. Shares of Common Stock and cash shall be delivered upon conversion at a rate of (i) 23.5470 shares of Common Stock (the "Stock Portion") and (ii) $117.5910 cash (the "Cash Portion") for each $1,000 original principal amount of Notes converted (the "Conversion Rate"), subject to adjustment as provided in this Article 3.

     (x) Section 3.05(a) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears and by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears.

                                     Amendments to Fourth Supplemental Indenture

     (y) Section 3.05(b) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears, by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears, by replacing the term "the Company's outstanding Common Stock" with "Common Stock" in the second sentence of such section, and by replacing the term "the Board of Directors" with "the Parent Board of Directors" in the last sentence of such section.

     (z) Section 3.05(c) is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears.

     (aa) Section 3.05(d) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears, by replacing the term "Subsidiary" appearing in the first sentence of the section with the term "Parent Subsidiary", by replacing the terms "the Board of Directors" and "the Company's Board of Directors" with "the Parent Board of Directors" in each instance where either appears, by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears and by replacing the phrase "Rights Agreement, dated as of June 1, 1997, between the Company and First Chicago Trust Company of New York, as amended by Amendment No. 1 to Rights Agreement dated February 17, 1999", with the phrase "Rights Agreement, dated as of December 20, 2000, between Washington Mutual and Mellon Investor Services L.L.C., as amended and supplemented from time to time".

     (bb) Section 3.05(e) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears and by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears.

     (cc) Section 3.05(f) is amended by replacing the term "the Company" with "Parent" in each instance in which it appears, by replacing the term "Subsidiary" with "Parent Subsidiary" in each instance in which it appears, by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" in each instance in which it appears and by replacing the term "Board of Directors" with "Parent Board of Directors" in each instance in which it appears.

     (dd) Sections 3.05(g)(i) and (g)(iii) are amended by replacing the term "Board of Directors" with the term "Parent Board of Directors".

     (ee) The first paragraph of Section 3.05(h) is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" where it appears therein.

     (ff) The second paragraph of Section 3.05(h) is amended by replacing the term "Conversion Rate" with "Stock Portion or Cash Portion of the Conversion Rate" where it appears therein.

     (gg) Section 3.05(i) is amended by replacing the phrase "Company plan for reinvestment" with "Parent plan for reinvestment", by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" where it appears therein and by replacing the phrase "(other than capital stock of the Company)" with "(other than capital stock of Parent)".

     (hh) Section 3.05(k) is amended by replacing the term "the Company" with "the Company or Parent, as applicable" in the first sentence of such section.

                                     Amendments to Fourth Supplemental Indenture

     (ii) Section 3.05(l) is amended by replacing the terms "the Company" and "The Company" with "Parent" in each instance in which either appears.

     (jj) Section 3.05(m) is amended by replacing the term "Conversion Rate" with "Stock Portion of the Conversion Rate" where it appears therein.

     (kk) The first paragraph of Section 3.06 is amended and restated to read as follows:

          "If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 3.05(c) applies), (ii) any consolidation, merger or combination of the Company or Parent with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company or Parent to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or Parent or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of securities or other assets or property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock and cash issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, and if holders of the Common Stock have the right to elect the form of consideration receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance, then for purposes of the foregoing, the consideration into which each Note shall be convertible shall be deemed to equal (X) the aggregate consideration distributed in respect of all shares of the Common Stock, (Y) divided by the total number of shares of Common Stock participating in the distribution, (Z) times the number of shares of Common Stock issuable upon conversion of such Note (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, plus, in the case of Notes converted in connection with a Fundamental Change pursuant to Section 3.01(a)(vi), the Make Whole Premium with respect to such Notes. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 3."

     (ll) Section 3.07 is amended and restated to read as follows:

                                     Amendments to Fourth Supplemental Indenture

          "Taxes On Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. Neither the Company nor Parent, however, shall be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and neither the Company nor Parent shall be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to Parent the amount of such tax or shall have established to the satisfaction of Parent that such tax has been paid."

     (mm) Section 3.08 is amended by replacing the terms "the Company" and "The Company" with "Parent" in each instance where either appears.

     (nn) The third and fourth sentences of Section 3.09 are amended and restated to read as follows:

          "Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company or Parent to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company or Parent contained in this Article 3. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 3.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 3.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Opinion of Counsel, Officers' Certificate and Parent Officers' Certificate (which the Company and Parent, as applicable, shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto."

     (oo) Section 3.10 is amended and restated to read as follows:

          "Notice To Holders Prior To Certain Actions. In case:

          (a) Parent shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 3.05; or

          (b) Parent shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                                     Amendments to Fourth Supplemental Indenture

          (c) of any reclassification or reorganization of the Common Stock of Parent (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company or Parent is a party and for which approval of any stockholders of Parent is required, or of the sale or transfer of all or substantially all of the assets of Parent or the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of Company or Parent;

          the Company and Parent shall cause to be filed with the Trustee and to be mailed to each Holder of Notes at its address appearing on the Security Register provided for in Section 305 of the Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up."

     (pp) The second to last sentence of the first paragraph of Section 4.01(b) is amended and restated to read as follows:

          "Concurrently with the mailing of such notice, the Company or Parent shall issue a press release with the information contained in such notice, the form and content of which press release shall be determined by the Company in its sole discretion, and the Company shall also publicly announce such information and publish it on Parent's web site."

     (qq) Section 4.01(e) is amended and restated to read as follows:

          "In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 3.06 applies, in which Common Stock is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other

                                     Amendments to Fourth Supplemental Indenture
          property or assets (including cash) (as determined by Parent, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying, as necessary, the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 4.01 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of Parent)."

     (rr) Section 4.01(f) is amended by replacing the term "The Company" with the term "The Company and Parent".

     (ss) Section 5.01(e) is amended by replacing the term "The Company" with the term "The Company and Parent".

     (tt) The last sentence of Section 9.01 is amended and restated to read as follows:

          "Notwithstanding the foregoing, the Company, Parent and the Trustee may enter into a supplemental indenture without the consent of any Holders affected to provide that any provision that gives the Company the option to make a payment in cash or stock shall be changed into a provision that requires the Company to make such payment solely in cash or in stock, as the case may be."

                                     Amendments to Fourth Supplemental Indenture

SECTION 6. ASSUMPTION AGREEMENT.

From and after the Effective Time, pursuant to Sections 801 of the Indenture, WM Sub hereby agrees to assume all of the obligations of Providian under the Indenture, as amended and supplemented, and the Securities.

SECTION 7. RATIFICATION AND EFFECT.

Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Upon and after the execution of this Fifth Supplemental Indenture, each reference in the Indenture to "this Indenture", "hereunder", "hereof" or words of like import referring to the Indenture, and likewise, each such reference to the "Second", "Third" or "Fourth" Supplemental Indenture shall mean and be a reference to the Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or the Fourth Supplemental Indenture, as applicable, as modified hereby.

SECTION 8. GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE AS SUPPLEMENTED AND AMENDED HEREBY, AND THE SECURITIES WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 9. COUNTERPART ORIGINALS.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10. THE TRUSTEE.

The recitals in this Fifth Supplemental Indenture shall be taken as the statements of Providian, Washington Mutual and WM Sub, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of this Fifth Supplemental Indenture.

                         [Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

                                             Providian Financial Corporation.,
                                             as the "Company" prior to the
                                             Effective Time of the Merger


                                             By: /s/ Anthony F. Vuoto
                                                 -------------------------------
                                             Name: Anthony F. Vuoto
                                             Title: Chief Financial Officer


                                             New American Capital, Inc., as the
                                             "Company" from and after the
                                             Effective Time of the Merger


                                             By: /s/ Fay L. Chapman
                                                 -------------------------------
                                             Name: Fay L. Chapman
                                             Title: Executive Vice President


                                             Washington Mutual, Inc. as "Parent"
                                             from and after the Effective Time
                                             of the Merger


                                             By: /s/ Kerry K. Killinger
                                                 -------------------------------
                                             Name: Kerry K. Killinger
                                             Title: Chairman and Chief Executive
                                                    Officer


                                             J.P. Morgan Trust Company, National
                                             Association, as "Trustee"


                                             By: /s/ Janice Ott Rotunno
                                                 -------------------------------
                                             Name: Janice Ott Rotunno
                                             Title: Vice Preseident